Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) is dated March 11, 2009 and is made by and between Vortex Resource Corp. (the “Company”) and Star Equity Investments LLC (“STAR”).

WHEREAS, STAR, its officers, directors and affiliates are in no way affiliated with the Company;

WHEREAS, STAR, the Company and Yossi Attia (“Attia”) entered into that certain Irrevocable Assignment of Promissory Note dated September 1, 2008, as amended (the Assignment”);

WHEREAS, pursuant to the Assignment, STAR acquired a promissory note (the “Note”) payable to Attia by the Company;

WHEREAS, due to current capital constraints and the operational difficulties, the Company will be unable to pay the Note;

WHEREAS, in lieu of payment on the Note, STAR has agreed to convert the Note into 8,500,000 shares common stock of the Company (the “Shares”);

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Affiliate as follows:

1.           The Company and STAR hereby agree to convert all principal and interest payable under the Note into the Shares.

2.           STAR warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the Securities.

3.           Each party shall be responsible for their own attorneys’ fees and costs.

4.           In consideration of the conversion of the Note into the Shares and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, STAR, on his own behalf and on behalf of any entities which are controlled by STAR, does hereby release and discharge the Company and its respective officers, directors, agents, counsel and employees and their respective heirs, executors, administrators, successors and assigns from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, notes, bonds, warrants, bills, specialties, covenants, contracts, controversies, agreements, liabilities, obligations, undertakings, promises, damages, claims and demands whatsoever, in law, admiralty or equity which against them or any of them STAR, the entities controlled by STAR and its executors, administrators, successors and assigns ever had, now have or may in the future can, shall or may have against the Company or any of them, for, upon or by reason or any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement.

4.           Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

5.           This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

6.           This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

7.           Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

8.           The Parties agree that this Agreement is governed by the Laws of the State of California and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the courts located in Los Angeles, California.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

9.           This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.
VORTEX RESOURCE CORP.

/s/ Yossi Attia
Name: Yossi Attia
Title: CEO

STAR EQUITY INVESTMENTS LLC
/s/ Hagaai Ravid
Name: Hagaai Ravid
Title: Owner